UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Airgas®



Annual Meeting of Stockholders

September 15, 2010

IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the "SEC"). INVESTORS AND STOCKHOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ AIRGAS' SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Air Products. Investors and stockholders will be able to obtain free copies of Airgas' definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC's website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the "Investor Information" section of the Company's website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas' directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company's press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words "believes," "may," "plans," "will," "could," "should," "estimates," "continues," "anticipates," "intends," "expects" and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company's press release announcing its quarterly earnings, as well as other factors described in the Company's reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.

Fiscal Year 2010: Capping a Great Year and Building Momentum for the Future

In the midst of the worst recession since The Great Depression:

- Fiscal 2010 Adjusted EPS* $2.68, within May 2009 guidance and in-line with FY08
- Record full-year free cash flow* of $411 million
- Increased dividend by 36% over FY09
- Upgraded to investment grade credit rating
- Added to S&P 500
- First appearance in Fortune 500
- CGA Large Fleet Safety Awards – Bulk Gas Transportation and Cylinder Gas Transportation
  - Also won CGA Environmental Recognition Award
- Aligned sales & marketing with customer segments – already yielding results
- Completed construction of and placed into service 2 new ASU's
- Built world-class hydrocarbon center of excellence and new CO2 plant in Houston, among other major plant upgrades nationwide
- Optimized cost structure to defend margins & earnings in tough economy while maintaining long-term competitive edge

* See attached reconciliations of non-GAAP measures

Fiscal 2011 First Quarter: The Second-Best Earnings Quarter in Airgas History

- Strong performance as economy emerges from recession
- 1Q11 Adjusted EPS* $0.83
  - Second-best earnings quarter in Airgas history
  - Record EBITDA Margin* of 18.1% -- already at the level projected for CY12
  - Revenues not yet recovered to pre-recessionary levels
- Same-store sales up +6% YoY
  - Daily sales improved +5% sequentially
  - Broad-based momentum, led by manufacturing
- Strategic Accounts sales up 12%; now represent 20% of total sales
- Adjusted Operating Margin* 12.3% (up 130 bps YoY)
  - Strong operating leverage on sales growth
- Raised FY11 Adj. EPS* guidance by more than 7% to $3.15 to $3.30
  - Represents 21% to 27% growth before SAP costs
- Free Cash Flow* of $113 million
- Net Debt* reduction of $94 million
- Increased 2Q11 dividend by 14% to 25¢

* See attached reconciliations of non-GAAP measures

Airgas Has a History of Value Creation…

- **Total Shareholder Returns Outperforming the S&P 500**
  - **+4,201%** since Airgas' IPO [(a)]
    - 26th highest out of S&P 500 (Top 5%) since 1/1/87 [(b)]
  - 3-year returns **+22%**
  - 5-year returns **+89%**
  - 10-year returns **+516%**
  - Compound Annual Growth Rate (CAGR) since IPO **+18%**
- **Strong Cash-Generating Business Model**
  - Free Cash Flow **$411M** in FY10 [(c)]
  - Adjusted Cash from Operations **$648M** in FY10 [(c)]
    - **+20%** CAGR since fiscal 2001
  - Funds execution of strategic growth initiatives
  - Accelerates debt paydown and returns cash to stockholders through dividends & share repurchases

Note: Market data as of February 4, 2010
(a) Split-adjusted, since Airgas' IPO in 1986. Total Shareholder Return calculated as share price plus dividends reinvested.
(b) Excludes current S&P 500 constituents which were not public at January 1, 1987.
(c) See attached reconciliations of non-GAAP measures.

…and Alignment with Shareholders

- **Officer and Director compensation practices favorable to peers**
  - Incentive and equity-based comp for officers
  - Equity component to Director comp
  - No repricing of options
- **Officer and Director stock beneficial ownership 11.9%**
  - #28 highest out of S&P 500
- **Employee compensation leveraged, consistent**
  - Simple options
  - Incentive-based components at all levels
- **Clean balance sheet**
  - No material legacy liabilities
  - No material contingent liabilities

Airgas Represents Significant Strategic Value

- Airgas has demonstrated a strong track record of earnings growth and stock price appreciation
  - Strongly positioned to grow leading share in packaged gas
  - Also strongly positioned to grow share in bulk gases
- We believe that Airgas is well positioned to continue to deliver shareholder value
  - Delivering robust SSS growth
  - Continuing to deliver operating efficiencies
  - Proven history of successful acquisition integration
  - Substantial benefits to be realized upon full implementation of SAP
- The Airgas Board understands the unique strategic value of the company

Airgas is the Only Remaining Independent Packaged Gas Company of Scale in the World…

The 100 largest independents account for nearly 25% of the total market


Airgas
25%
~900
Independents
50%
Praxair
Taiyo Nippon Sanso
Air Liquide
Linde
$12B+ U.S. Packaged Gases &
Welding Hardgoods Market

Pipeline & bulk ~$10B	Packaged Gases $6.5B+	Welding Hardgoods $5.5B+	Safety PPE $6B+	Other MRO $50B+
Air Liquide	Air Liquide	Air Liquide		
Air Products	Linde	Linde		
Linde	Praxair	Praxair		
Praxair	Taiyo Nippon Sanso	Taiyo Nippon Sanso		
	Regional Competitors	Regional Competitors		
	Independents	Independents		

Airgas

…With an Unparalleled Distribution Platform and Significant Production of Gases…

- Leader in the U.S. packaged gas market
  - Leading position in U.S. packaged industrial, medical, and specialty gas market
  - Significant position in U.S. bulk market
  - Leading platform for U.S. refrigerants, ammonia, and process chemicals markets
- We also produce various gases
  - Fifth largest U.S. producer of atmospheric gases
  - Leading U.S. supplier of liquid CO_2 and dry ice
  - Largest U.S. producer of nitrous oxide
- Leading supplier of hardgoods in U.S.
  - Welding, safety and related MRO supplies
  - Red-D-Arc® rental welders
- National platform supports multiple sales channels:
  - Branch-based field sales
  - Retail stores
  - Strategic Accounts
  - Distributors
  - Telesales
  - Catalog
  - eBusiness


Airgas


Airgas



Airgas

…Built Over Nearly 30 Years, Our Platform is Virtually Impossible to Replicate…

~1,100 Locations

- 875+ branches
- 325+ HP fill plants
- 16 ASU's
- 18 acetylene plants
- 6 liquid CO_2 production plants
- 63 regional spec gas labs
- 8 national spec gas labs
- 6 hardgoods distribution centers

14,000+ Associates

- ~1,500 sales people (25% specialists)
- 5,000+ drivers

10M+ Cylinders

13,500+ Bulk Tanks

5,000+ Vehicles


"Known Locally Nationwide"
Branch / Retail Store / Other
Air Separation Unit ("ASU")
Hardgoods Distribution Center

…And We Are Stronger Than Ever

Airgas 2000 → Airgas 2010

Airgas 2000

- Creating operating culture
- Building out infrastructure
- Repositioning company (40+ hub companies)
- Early stages of establishing Strategic Products
- Gas/Rent = ~50% of sales
- Balance sheet leverage high

Airgas 2010

- *Operating culture firmly in place*
- *Scalable infrastructure*
- *12 regional operating companies form our national distribution platform*
- *11 strategically-aligned companies complement our core business*
- *Strategic Products established (account for more than 40% of sales)*
- *Higher margin Gas/Rent = ~65% of sales*
- *Operating efficiency programs*
- *Significant Bulk capabilities*
- *Spec Gas innovation & marketing*
- *Ammonia and Refrigerants offerings*
- *Tech expertise / Engineering capabilities*
- *Demand planning / Buying Centers*
- *Brand management / RADNOR® private label*
- *Comfortable balance sheet leverage*

Airgas

Durable Business Model Across Economic Cycles

Fiscal Quarter	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11
Sales	$1,120	$1,165	$1,081	$995	$982	$965	$945	$983	$1,053
Sales/Day	$17.5	$18.2	$17.4	$15.7	$15.3	$15.0	$15.2	$15.5	$16.3
Seq. Chg.	*3%*	*4%*	*(4%)*	*(10%)*	*(3%)*	*(2%)*	*1%*	*2%*	*5%*
SSS	*7%*	*8%*	*1%*	*(13%)*	*(17%)*	*(19%)*	*(14%)*	*(3%)*	*6%*
EBITDA*	$189	$200	$187	$173	$164	$170	$164	$166	$190
EBITDA* Margin	*16.8%*	*17.2%*	*17.2%*	*17.3%*	*16.7%*	*17.6%*	*17.4%*	*16.9%*	*18.1%*
FCF*	$57	$54	$59	$157	$119	$105	$66	$121	$113

- **EBITDA margins preserved in difficult economy**
- **Relatively stable rental revenue**
- **Quick, effective expense reduction**
- **Strategic Accounts / Products outperformed core industrial business**
- **1Q11 third consecutive increase in daily sales rate, first positive SSS since 3Q09 (late 2008)**

* See attached reconciliations of non-GAAP measures

A History of Impressive EBITDA Growth, and a Bright Future


Fiscal Year Adjusted EBITDA (a)
In the midst of the worst recession since the Great Depression, FY 2010 was Airgas' only significant annual EBITDA decline in 22 years
$27
$41
$38
$50
$62
$79
$109
$139
$145
$194
$196
$191
$190
$197
$236
$256
$314
$397
$489
$666
$746
$665
$754
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011(b)

Note: Dollars in millions.
(a) See attached reconciliations of non-GAAP measures.
(b) FactSet Consensus estimates as of 9/10/10.

Strong Cash Flow


$700
$600
$500
$400
$300
$200
$100
$0
($ in millions)
FY01
FY02
FY03
FY04
FY05
FY06
FY07
FY08
FY09
FY10
20% CAGR in
Cash from Operations*
Cash from
Operations*
Free
Cash
Flow
$411M
$66M
Total Capex*
Growth Capex
Maint. Capex (~3% of Sales)

Strong Cash Flow from Operations*

- *Funds growth / maint. capex*
- *Funds acquisitions*
- *Accelerates debt paydown*
- *Returns cash to stockholders through dividends and share repurchases*

* See attached reconciliations of non-GAAP measures

Note: "CAGR" = Compound Annual Growth Rate

We Expect EPS Growth Consistent with Past Recoveries


Calendar Year Adjusted EPS* 2002-2005
$1.60
$1.50
$1.40
$1.30
$1.20
$1.10
$1.00
$0.90
$0.80
Dec-02
Dec-03
Dec-04
Dec-05
$0.94
$1.53
18% CAGR
Adj. EPS*


Calendar Year EPS 2009-2012
$4.60
$4.20
$3.80
$3.40
$3.00
$2.60
$2.20
Dec-09
Dec-10
Dec-11
Dec-12
$2.67*
$4.20+
(CY12 Goal)
16% CAGR
$3.30
$3.15
FY11
Guidance*
(Updated)
EPS

* See attached reconciliations of non-GAAP measures.

Note: "CAGR" = Compound Annual Growth Rate.

Recovery is Demonstrated in Our 1Q FY2011 Earnings


Announced
First Fiscal Quarter
1Q FY2011 – Adj. EPS*
$0.66
$0.72
$0.70
$0.83
1Q10
Actual
1Q11
Guidance
1Q11
Actual


EBITDA Margin*
Actual 1QF11
CY12 Goal
18.1%
18.5%
18.0%
1Q11
Actual
CY12
Goal

- *Exceeded high end of our guidance by 15%*
- *Year-over-year growth of 26%*

- *18.1% EBITDA margin in 1Q11 highest in ARG history*
- *Already within CY12 goals*

Airgas' earnings recovery is clearly underway and reinforces our confidence in our CY2012 EPS goal of $4.20+

Source: Airgas Management and Wall Street research.
* See attached reconciliations of non-GAAP measures.

On Track To Meet or Exceed CY2012 EPS Goal

- 1H CY2010 Adjusted EPS* increased **+13%** vs. 1H CY2009
- 1Q FY2011 Adjusted EPS* increased **+26%** vs. 1Q FY2010


16% CAGR
18-23% Increase
$2.67
$ 3.05 -
$ 2.95
$ 3.30 -
$ 3.15
$4.20+
7 quarters between March 31, 2011 and December 31, 2012
CY 2009 Actual
Original FY11 Guidance (12 Mos. Ended March 2011)
Revised FY11 Guidance (12 Mos. Ended March 2011)
CY 2012 Goal

Source: Airgas Management.

* See attached reconciliations of non-GAAP measures.

Returns from Significant Recent Investments Have Yet to be Fully Realized...

($ in millions)		Total Capital Deployed Since January 1, 2007
Capital Expenditures	ASUs (Carrollton, New Carlisle)	$ 80
	SAP Implementation to Date	62
	CO_2 Plants	25
	Plant Upgrades / Consolidation	100
	Cylinders & Bulk Tanks	344
	Other Capital Expenditures	379
	Total Capital Expenditures	**$ 990**
Acquisitions	Linde Bulk Assets	$ 495
	Linde Packaged Gas Assets	310
	Other Acquisitions	563
	Total Acquisitions	**$ 1,368**
Total Capital Deployed	**Total Capital Deployed**	**$ 2,358**

Note: Further benefits expected to be realized from ongoing SAP implementation.

Summary of SAP Implementation Benefits

- Estimated incremental annual Operating Income upon full implementation, by key area:
  - **Accelerated Sales Growth = $25 to $50 Million**
    - Expansion of telesales channel to Airgas' regional companies nationwide and into welding hardgoods and packaged gases (currently only safety products)
    - Further penetrate 200,000 existing regional company "sweet-spot" customers through cross-sell
    - 600,000 potential new "sweet-spot" customers currently supplied by competitors
  - **Price Management = $40 to $60 Million**
    - Single biggest area of economic benefit of SAP implementation
    - Tactical and strategic price optimization
    - Benefits estimates derived from independent pricing study and validated with large industrial distributors and two major chemicals companies that had realized price management benefits from their own SAP implementations
  - **Administrative and Operating Efficiencies = $10 to $15 Million**
    - Consolidate administration for 12 regional companies into 4 support centers, with fifth support center for product line BU's
    - Radio frequency (RF) devices in distribution centers
    - Productivity improvement in Strategic Accounts administration

Total Identified and Quantified To-Date = $75 to $125 Million

Airgas

SAP Implementation Schedule

- Original plan called for full conversion of all Airgas business areas by the end of calendar 2013
- Decision to accelerate implementation based on:
  - Early success of system conversions
  - Substantial benefits to be realized
- Accelerated schedule calls for full implementation at nearly all Airgas regional companies by summer 2012
  - Majority of benefits to be realized in regional companies
  - Remaining BU's implemented by end of calendar 2012
- Additional implementation costs of accelerated schedule ~$20M, more than offset by economic benefits that will begin to accrue during conversion process
  - Additional costs in calendar 2012 more than offset by SAP benefits
  - Airgas reiterates calendar 2012 earnings goal of $4.20+ per share
- Full annual benefits achieved by calendar 2013

Background to Air Products' Proposals

- **October 15, 2009**: Air Products CEO made an unsolicited verbal proposal to Airgas CEO to acquire Airgas for **$60** per share on an all-stock basis
- **December 17, 2009**: Air Products' CEO sent a letter to Airgas' CEO with an unsolicited proposal to acquire Airgas for **$62** per share including up to 50% cash consideration
- **February 4, 2010**: Air Products CEO sent a letter to Airgas CEO with an unsolicited proposal to acquire Airgas for a reduced price of **$60** per share on an all-cash basis
- **February 11, 2010**: Air Products commenced tender offer at the same $60 price per share
- **July 8, 2010**: Air Products revised its tender offer to **$63.50** price per share in cash
- **September 6, 2010**: Air Products revised its tender offer to **$65.50** price per share in cash

Airgas' Board of Directors has unanimously rejected each of Air Products' proposals as grossly inadequate and not in the best interests of Airgas shareholders

Source: Airgas Schedule 14D-9 dated February 22, 2010

Significant Earnings Growth and Debt Reduction Since Air Products' Initial Proposal


Total Adj Debt
Adj EBITDA
Air Products' Initial Proposal
Total Adj Debt*
Adj Quarterly EBITDA*
$ 2,200
$ 2,100
$ 2,000
$ 1,900
$ 1,800
$ 1,700
$ 1,600
$ 1,500
$ 220
$ 210
$ 200
$ 190
$ 180
$ 170
$ 160
$ 150
Jun-2007
Dec-2007
Jun-2008
Dec-2008
Jun-2009
Dec-2009
Jun-2010

Note: Dollars in millions.
*See attached reconciliations of non-GAAP measures.

Our Board Believes That Air Products' Offer Would Deprive Shareholders of Full Value

- Airgas has a proven track record of exceptional shareholder value creation
- The Airgas Board unanimously believes that Air Products' offer grossly undervalues Airgas and is not a sensible starting point for any discussions or negotiations
  - The Airgas Board has always been prepared to engage in discussions if and when it believes those conversations will result in an appropriate value for Airgas stockholders
- We believe strongly that Airgas will generate more value for stockholders by executing its strategic plan than by pursuing Air Products' proposed transaction
  - FY Q1 2011 announced results demonstrate the strength of our earnings growth, underpinned by an economic recovery that is just beginning
  - Recently announced SAP benefits will create significant incremental value for shareholders
- In addition, Airgas has significant "scarcity value" as the largest independent packaged gas business in the world

We believe that Airgas is poised to deliver significant value driven by a material recovery in our earnings through 2012

Building Blocks of Value – Why We Believe Air Products' Offer Is Inadequate and Opportunistic

- Historical average next-twelve-months (NTM) trading multiples of Airgas
  - Airgas' 5-year median NTM multiple is 16.7x P/E[1], which includes negative impact of recession
  - Over the past 5 years, Airgas' NTM P/E has averaged:
    - 17.7x when GDP growth is between 0% and 3% (current 2011E consensus of 2.8%) [2]
    - 17.0x when ISM Index is between 50 and 55 and 17.2x when ISM index is 55 or greater[2]
- Increase in peer equity values and trading multiples since Air Products' February 4 proposal
  - Peers' share prices have increased by 17% to 25%
  - Peers' multiples have increased by median of 14% on P/E and 14% on EV/EBITDA[3]

Source: FactSet consensus estimates, Bloomberg market data
[1] Represents five-year median multiple as of February 4, 2010, prior to date of announcement of the Air Products offer, based on consensus analyst estimates.
[2] Represents U.S. real quarterly GDP growth, ISM Purchasing Managers Index, and five-year average NTM consensus P/E multiples as of February 4, 2010.
[3] Based on CY2011 consensus estimates. Peer set comprises Praxair, Air Liquide, and Linde.

Airgas

Building Blocks of Value – Why We Believe Air Products' Offer Is Inadequate and Opportunistic (cont'd)

- We believe Airgas shareholders are not receiving adequate value for Air Products' estimated synergies
  - At Air Products' $250 million announced value, synergies are worth over $20 per Airgas share[1]
  - Prior to February 4 proposal, Air Products indicated to Airgas that $350 million of synergies could be achieved
- Air Products can significantly increase its offer price while maintaining an accretive transaction post-synergies
  - At $65.50 offer, Air Products expects transaction to be immediately accretive to both GAAP and Cash EPS even though full synergies not expected until after year 2
- Airgas' strong future growth prospects and significant leverage to recovering economy
- Airgas' scarcity value as the largest, most valuable packaged gas business and the only remaining independent packaged gas company of scale in the world

[1] Based on an offer price of $65.50 per share. Assumes that synergies are capitalized at median peer EV / CY2010E EBITDA multiple of 9.4x. 9.4 * $250 million in annual synergies, less $400 million in costs to implement, equals $1.95 billion. That figure, divided by the total diluted share count, exceeds $20.

Airgas' Nominees Are Keenly Aware of Their Fiduciary Duties

- **Peter McCausland**
  - Chairman and CEO of Airgas since 1987
  - Airgas Director since 1986 IPO
  - Beneficial ownership of ARG nearly 8.6 million shares*
  - 4,201% Total Shareholder Return since joining the Airgas Board[1]
- **W. Thacher Brown**
  - Chairman, President and a director of 1838 Investment Advisors LLC from 1988 until retirement in 2004
  - Airgas Director since August 7, 1989
  - Beneficial ownership of ARG nearly 192,000 shares*
  - 1,409% Total Shareholder Return since joining the Airgas Board[1]
- **Richard C. Ill**
  - President, CEO, and a director of Triumph Group (NYSE: TGI) since 1993
  - Airgas Director since August 4, 2004
  - Beneficial ownership of ARG 48,500 shares*
  - 110% Total Shareholder Return since joining the Airgas Board[1]

Eight of our Board members are independent and our Board has significant equity ownership, which we believe closely aligns the existing Airgas Board with Airgas' shareholders' interests

* Source: 2010 proxy statement.

[1] Total Shareholder Returns are calculated as share price plus dividends reinvested, measured through the market close on February 4, 2010, prior to date of announcement of the Air Products offer. Returns are split-adjusted and are measured since the later of the director's start date on Airgas Board or IPO.

Risks of Air Products' January Meeting Proposal

- Dramatically accelerates the date for election of directors in 2011 to January 18, 2011 – only four months after the 2010 Annual Meeting and in the same fiscal year as that Annual Meeting
- Augments Air Products' bargaining power and diminishes that of the Airgas Board
- Impedes the Airgas Board's ability to obtain an appropriate price for our stockholders from Air Products or to explore other strategies
- We believe the proposal to be invalid under Delaware law and Airgas' Certificate of Incorporation, and destructive to shareholder value – as such, we have made clear that the Company must act to invalidate the By-Law if that that course becomes necessary
- We believe that any acquisition of Airgas should be at a price that reflects the Company's earnings power and performance over a reasonable period of time, post-recession, in addition to the Company's scarcity value and industry-leading position
- In our view, Air Products well knows that the likelihood of success of its low-ball takeover attempt decreases dramatically as Airgas resumes the growth and accomplishments that have been hallmarks of its performance over its history, including in its most recent quarter

Airgas' June 2011 Special Meeting Alternative

- Airgas' June 2011 Special Stockholder Meeting alternative would prevent the shift of bargaining power to Air Products that would occur if its January Meeting Proposal is approved and its nominees elected
  - Airgas and its Directors have made a binding commitment to call a Special Meeting of Stockholders to be held on June 21, 2011, if Air Products' January Meeting Proposal does not receive support from a majority of the votes represented and entitled to vote at the September 2010 Annual Meeting,
  - At that June 2011 Special Stockholder Meeting, Airgas and its Board will take action to assure that Air Products or other stockholders will be able to nominate a number of individuals so that, if a plurality of Airgas stockholders vote for these nominees, these nominees, together with any Air Products nominees elected at the September 2010 Annual Meeting, would constitute a majority of the Airgas Board
- Benefits of June Special Meeting to Airgas stockholders vs. January Annual Meeting
  - Adds two fiscal quarters of performance to Airgas' record, which we believe would significantly enhance Airgas' value as the Board responds to Air Products' offer and proactively explores ways to enhance stockholder value
  - Allows Airgas to provide stockholders with audited results of FY2011, giving stockholders an opportunity to assess our performance over that full fiscal year as well as our response to Air Products
  - Airgas stockholders can elect Airgas' nominees at the September 2010 Annual Meeting while preserving ability to vote for nominees that would represent a majority of the Board at the June 2011 Special Meeting

Airgas

Recap

- Airgas' management has a proven track record of exceptional shareholder value creation and a history of alignment with our shareholders
- Airgas' Board understands the unique strategic value of the company as the only remaining independent packaged gas company of scale in the world
- FY Q1 2011 announced results demonstrate the strength of our earnings growth, underpinned by an economic recovery that is just beginning
- Air Products' advertised "premium" uses dated financial metrics, ignoring improving operating performance, debt pay-down, and increases in peer equity values
- Airgas has frequently stated the Airgas Board is willing to engage in negotiations that it believed would result in an appropriate value for Airgas stockholders

Airgas



Appendix

Non-GAAP Reconciliations:
Net Debt

Net Debt

(In millions)	Dec. 31, 2009	Mar. 31, 2010	Jun. 30, 2010	Aug. 31, 2010
Book debt	$ 1,614	$ 1,510	$ 1,721	$ 1,636
Securitization of trade receivables	268	295	-	-
Adjusted debt	1,882	1,805	1,721	1,636
Less: Cash	34	47	58	57
Net debt	**$ 1,849**	**$ 1,758**	**$ 1,663**	**$ 1,579**
(Decrease) in net debt since Mar. 31, 2010			**$ (94)**	**$ (179)**
(Decrease) in net debt since Dec. 31, 2009			**$ (185)**	**$ (270)**

[1] Long-term debt, excluding current portion in 6/30/10 and 8/31/10, includes securitization of trade receivables.

Airgas

Non-GAAP Reconciliations:

Quarterly Operating Income to Adjusted Operating Income and Adjusted EBITDA

(In millions)

Quarter Ended	Jun-07	Sep-07	Dec-07	Mar-08	Jun-08	Sep-08	Dec-08	Mar-09	Jun-09	Sep-09	Dec-09	Mar-10	Jun-10
Sales	918	1,011	1,011	1,090	1,120	1,165	1,082	995	982	965	945	983	1,053
Operating income	$ 111	$ 115	$ 118	$ 131	$ 135	$ 145	$ 131	$ 115	$ 108	$ 110	$ 100	$ 82	$ 123
Add:													
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	-	-	-	-	23	4
Multi-employer pension plan withdrawal charges	-	-	-	-	-	-	1	-	-	2	5	-	3
Adjusted operating income	111	115	118	131	135	145	132	115	108	112	105	105	130
Add:													
Depreciation & amortization	44	49	48	49	54	55	55	58	56	58	59	61	60
Adjusted EBITDA	155	164	166	180	189	200	187	173	164	170	164	166	190
Adjusted Operating Margin	12.1%	11.4%	11.7%	12.0%	12.1%	12.4%	12.2%	11.6%	11.0%	11.6%	11.1%	10.7%	12.3%
Adjusted EBITDA Margin	16.9%	16.2%	16.4%	16.5%	16.8%	17.2%	17.2%	17.3%	16.7%	17.6%	17.4%	16.9%	18.1%

The Company believes the above adjusted operating margin and adjusted EBITDA margin computations help investors assess the Company's operating performance without the impact of charges associated with the Company's withdrawal from multi-employer pension plans and costs related to Air Products' unsolicited takeover attempt. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted EBITDA metric may be different from adjusted EBITDA metrics provided by other companies. Certain reclassifications have been made to prior period financial statements to conform to the current presentation.

Non-GAAP Reconciliations:

Quarterly Net Cash Provided by Operating Activities to Adjusted Cash from Operations to Free Cash Flow

($ in millions)	Jun-08	Sep-08	Dec-08	Mar-09	Jun-09	Sep-09	Dec-09	Mar-10	Jun-10
Net cash provided by operating activities	$ 129	$ 142	$ 143	$ 169	$ 162	$ 138	$ 112	$ 188	$ (130)
Adjustments to cash provided by operating activities:									
Cash used (provided) by the securitization of trade receivables	-	-	-	49	16	23	5	(27)	295
Stock issued for employee stock purchase plan	4	4	4	4	4	4	4	4	4
Tax benefit realized from exercise of stock options	7	1	2	1	1	1	1	12	2
Adjusted cash from operations	**$ 140**	**$ 147**	**$ 149**	**$ 224**	**$ 183**	**$ 166**	**$ 121**	**$ 177**	**$ 171**
Capital expenditures	$ (86)	$ (100)	$ (97)	$ (70)	$ (67)	$ (64)	$ (60)	$ (61)	$ (61)
Adjustments to capital expenditures:									
Proceeds from sales of plant and equipment	3	1	7	3	3	3	3	6	3
Operating lease buyouts	-	6	-	-	-	-	2	-	-
Adjusted capital expenditures	**$ (83)**	**$ (93)**	**$ (90)**	**$ (67)**	**$ (65)**	**$ (61)**	**$ (55)**	**$ (56)**	**$ (58)**
Free Cash Flow	**$ 57**	**$ 54**	**$ 59**	**$ 157**	**$ 119**	**$ 105**	**$ 66**	**$ 121**	**$ 113**

The Company believes that free cash flow and adjusted cash from operations provide investors meaningful insight into the Company's ability to generate cash from operations, which is available for servicing debt obligations and for the execution of its business strategy, including acquisitions, the prepayment of debt, or to support other investing and financing activities. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our free cash flow and adjusted cash from operations metrics may be different from free cash flow and adjusted cash from operations metrics provided by other companies.

Non-GAAP Reconciliations:
Adjusted Debt and Adjusted EBITDA – Quarterly

Adjusted Debt

(In thousands)	Jun 30, 2007	Sep 30, 2007	Dec 31, 2007	Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010	Aug 13, 2010
Current portion of long-term debt	$ 41,773	$ 40,157	$ 40,554	$ 40,400	$ 43,458	$ 18,563	$ 10,227	$ 11,058	$ 11,033	$ 10,821	$ 10,103	$ 10,255	$ 9,589	$ 9,589
Long-term debt, excluding current portion	1,598,004	1,559,812	1,493,901	1,539,648	1,537,696	1,775,643	1,810,181	1,750,308	1,675,194	1,598,217	1,604,070	1,499,384	1,711,630	1,642,451
Net debt	1,639,776	1,599,969	1,534,455	1,580,048	1,581,154	1,794,206	1,820,408	1,761,366	1,686,227	1,609,038	1,614,173	1,509,639	1,721,219	1,652,040
Securitization of trade receivables	285,000	285,000	360,000	360,000	360,000	360,000	360,000	311,400	295,500	272,700	267,900	295,000	-	-
Adjusted debt	**$ 1,924,776**	**$ 1,884,969**	**$ 1,894,455**	**$ 1,940,048**	**$ 1,941,154**	**$ 2,154,206**	**$ 2,180,408**	**$ 2,072,766**	**$ 1,981,727**	**$ 1,881,738**	**$ 1,882,073**	**$ 1,804,639**	**$ 1,721,219**	**$ 1,652,040**

Adjusted EBITDA

	Three Months Ended												
(In thousands)	Jun 30, 2007	Sep 30, 2007	Dec 31, 2007	Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009	Sep 30, 2009	Dec 31, 2009	Mar 31, 2010	Jun 30, 2010
Operating income	$ 111,037	$ 115,389	$ 118,329	$ 131,060	$ 134,856	$ 144,988	$ 130,522	$ 114,506	$ 107,910	$ 109,817	$ 99,988	$ 81,883	$ 122,751
Adjustments:													
Depreciation & Amortization	44,472	48,598	48,072	48,633	53,502	55,010	54,740	57,541	56,400	58,124	59,454	60,973	60,467
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	-	-	-	-	23,435	3,787
Multi-employer pension plan withdrawal charge	-	-	-	-	-	-	-	-	-	1,700	4,950	-	3,204
Adjusted EBITDA	**$ 155,509**	**$ 163,987**	**$ 166,401**	**$ 179,693**	**$ 188,358**	**$ 199,998**	**$ 185,262**	**$ 172,047**	**$ 164,310**	**$ 169,641**	**$ 164,392**	**$ 166,291**	**$ 190,209**

The Company uses adjusted debt to provide investors with a more meaningful measure of the Company's debt obligations by adjusting for funds received under the trade receivable securitization program. The Company believes that using adjusted EBITDA provides investors meaningful insight into the Company's performance trend without the impact of costs related to the unsolicited takeover attempt, and multi-employer pension plan withdrawal charges. Non-GAAP metrics should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures.

Non-GAAP Reconciliation:
Adjusted Earnings Per Diluted Share

	Fiscal Year Ended March 31, 2010	(Updated Guidance) Fiscal Year Ending March 31, 2011 Low	(Updated Guidance) Fiscal Year Ending March 31, 2011 High	Calendar Year 2002	Calendar Year 2003	Calendar Year 2004	Calendar Year 2005	Calendar Year 2009
Earnings per diluted share	$ 2.34	$ 3.08	$ 3.23	$ 0.82	$ 1.04	$ 1.18	$ 1.48	$ 2.55
Adjustments:								
Costs related to unsolicited takeover attempt	0.18	0.03	0.03	-	-	-	-	-
Debt extinguishment charges	0.14	0.02	0.02	-	-	-	-	0.07
Multi-employer pension plan withdrawal charges	0.05	0.02	0.02	-	-	-	-	0.05
Non-recurring tax benefit	(0.03)	-	-	-	-	-	-	-
Legal Settlement	-	-	-	0.08	-	-	-	-
Restructuring charge (recovery)	-	-	-	0.03	-	(0.01)	-	-
Insurance gain	-	-	-	-	(0.02)	-	-	-
Fire Losses	-	-	-	-	0.02	-	-	-
Acquisition integration costs	-	-	-	-	-	0.03	0.01	-
Employee separation costs	-	-	-	-	-	-	0.01	-
Hurricane losses	-	-	-	-	-	-	0.02	-
Losses from discontinued operations	-	-	-	0.01	0.01	-	0.01	-
Adjusted earnings per diluted share	**$ 2.68**	**$ 3.15**	**$ 3.30**	**$ 0.94**	**$ 1.05**	**$ 1.20**	**$ 1.53**	**$ 2.67**
Increase from fiscal year ended March 31, 2010		**18%**	**23%**					
Compound Annual Growth Rate (CAGR) 2002-2005							**18%**	

The Company believes that the adjusted earnings per diluted share above provide investors meaningful insight into the Company's earnings trend without the impact of costs related to the unsolicited takeover attempt, debt extinguishment charges, multi-employer pension plan withdrawal charges, the settlement of material litigation, restructuring charges, insurance gains, fire losses, significant acquisition integration costs, employee separation costs, hurricane losses, and losses from discontinued operations. Non-GAAP metrics should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted earnings per diluted share metric may be different from adjusted earnings per diluted share metrics provided by other companies.

Non-GAAP Reconciliation:
Adjusted Earnings Per Diluted Share

	Three Months Ended June 30,		Six Months Ended June 30,	
	2009	2010	2009	2010
Earnings per diluted share	$ 0.66	$ 0.76	$ 1.34	$ 1.23
Adjustments:				
Costs related to unsolicited takeover attempt	-	0.03	-	0.21
Debt extinguishment charges	-	0.02	-	0.09
Multi-employer pension plan withdrawal charges		0.02	-	0.02
Income tax benefit	-	-	-	(0.03)
Adjusted earnings per diluted share	**$ 0.66**	**$ 0.83**	**$ 1.34**	**$ 1.52**
Year-over-year growth		**26%**		**13%**

The Company believes that the adjusted earnings per diluted share above provide investors meaningful insight into the Company's earnings trend without the impact of debt extinguishment charges, multi-employer pension plan withdrawal charges, costs related to the unsolicited takeover attempt, and income tax benefit. Non-GAAP metrics should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted earnings per diluted share metric may be different from adjusted earnings per diluted share metrics provided by other companies.

Non-GAAP Reconciliations:

Adjusted Cash from Operations, Adjusted Capital Expenditures & Free Cash Flow

($ in millions)

	FY10	FY09	FY08	FY07	FY06	FY05	FY04	FY03	FY02	FY01
Net cash provided by operating activities	$ 600	$ 583	$ 550	$ 326	$ 346	$ 212	$ 204	$ 187	$ 244	$ 196
Adjustments to cash provided by operating activities:										
Cash used (provided) by the securitization of trade receivables	16	49	(96)	(20)	(54)	(27)	(4)	(25)	(61)	(73)
Stock issued for employee stock purchase plan	15	17	14	12	11	10	7	9	7	6
Tax benefit realized from exercise of stock options	15	12	13	9	-	-	-	-	-	-
Adjusted cash from operations	**$ 648**	**$ 660**	**$ 482**	**$ 327**	**$ 302**	**$ 195**	**$ 207**	**$ 171**	**$ 190**	**$ 129**
Capital expenditures	$ (253)	$ (352)	$ (267)	$ (238)	$ (209)	$ (168)	$ (94)	$ (68)	$ (58)	$ (66)
Adjustments to capital expenditures:										
Proceeds from sales of plant and equipment	14	14	9	9	8	5	5	4	3	3
Operating lease buyouts	2	6	1	10	15	24	4	-	-	-
Adjusted capital expenditures	**$ (237)**	**$ (332)**	**$ (257)**	**$ (220)**	**$ (186)**	**$ (139)**	**$ (84)**	**$ (64)**	**$ (55)**	**$ (63)**
Free Cash Flow	**$ 411**	**$ 328**	**$ 225**	**$ 107**	**$ 116**	**$ 57**	**$ 123**	**$ 107**	**$ 135**	**$ 66**
Adjusted Cash from Operations										
CAGR FY01-FY10	**20%**									

The Company believes that free cash flow and adjusted cash from operations provide investors meaningful insight into the Company's ability to generate cash from operations, which is available for servicing debt obligations and for the execution of its business strategy, including acquisitions, the prepayment of debt, the payment of dividends, or to support other investing and financing activities. Non-GAAP metrics should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our free cash flow and adjusted cash from operations metrics may be different from free cash flow and adjusted cash from operations metrics provided by other companies.

Airgas

Non-GAAP Reconciliation:
Adjusted EBITDA Margin

(in thousands)	Calendar Year 2012 Target Low	Calendar Year 2012 Target High	Calendar Year 2009	Calendar Year 2002	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Sales	$ 5,200,000	$ 5,200,000	$ 3,886,671	$ 1,714,527	$ 1,052,656	$ 2,035,964
Operating Income	$ 648,000	$ 675,000	$ 432,221	$ 142,442	$ 122,751	$ 204,634
Adjustments:						
Depreciation & Amortization	286,000	286,000	231,518	79,294	60,467	121,440
Costs related to unsolicited takeover attempt	-	-	-	-	3,787	27,222
Multi-employer pension plan withdrawal charges	-	-	6,650	-	3,204	3,204
Legal Settlement	-	-	-	8,500	-	-
Restructuring charges	-	-	-	2,700	-	-
Other	-	-	400	-	-	-
Adjusted EBITDA	**$ 934,000**	**$ 961,000**	**$ 670,790**	**$ 232,936**	**$ 190,209**	**$ 356,500**
Adjusted EBITDA Margin	**18.0%**	**18.5%**	**17.3%**	**13.6%**	**18.1%**	**17.5%**

The Company believes the above adjusted EBITDA margin computations help investors assess the Company's operating performance without the impact of depreciation and amortization and charges associated with the Company's withdrawal from multi-employer pension plans, costs related to Air Products' unsolicited takeover attempt, significant legal settlements and restructuring charges. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our Adjusted EBITDA metric may be different from similar metrics provided by other companies.

Airgas

Non-GAAP Reconciliation:
Adjusted EBITDA FY89-FY10

(In thousands)	FY89	FY90	FY91	FY92	FY93	FY94	FY95	FY96	FY97	FY98	FY99
Operating income	$ 15,959	$ 23,221	$ 17,286	$ 26,318	$ 34,367	$ 48,667	$ 72,600	$ 92,987	$ 80,480	$ 111,709	$ 112,607
Add:											
Depreciation & amortization	11,147	17,387	21,158	23,420	28,042	30,571	36,868	45,762	64,428	82,227	83,839
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	-	-	-	-
Multi-employer pension plan withdrawal charges	-	-	-	-	-	-	-	-	-	-	-
Adjusted EBITDA	27,106	40,608	38,444	49,738	62,409	79,238	109,468	138,749	144,908	193,936	196,446
(Uses)/sources of cash excluded from adjusted EBITDA, included in cash from operations:											
Interest expense, net	(12,245)	(16,198)	(15,179)	(12,838)	(11,403)	(12,486)	(17,625)	(24,862)	(39,367)	(52,603)	(59,677)
Discount on securitization of receivables	-	-	-	-	-	-	-	-	-	-	-
Current income taxes	404	1,700	(599)	(3,591)	(5,653)	(7,838)	(12,345)	(17,654)	(20,012)	(16,502)	(17,244)
Other income (expense)	215	157	870	214	546	453	1,607	781	1,695	9,811	29,491
Equity in earnings of Elkem joint venture	1,415	1,435	2,009	2,019	(897)	(1,258)	(840)	(1,428)	(1,356)	(1,478)	(869)
(Gains)/losses on divestitures	-	-	-	-	-	-	(560)	-	-	(1,452)	(25,468)
(Gain)/losses on sale of PP&E	(32)	2	(715)	(76)	(292)	(63)	110	(12)	616	(504)	(222)
Stock-based compensation expense	-	-	-	-	-	-	-	-	-	-	-
Income/(loss) on discontinued operations	-	-	-	-	-	-	-	-	478	(635)	(871)
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	-	-	-	-
Multi-employer pension plan withdrawal charges	-	-	-	-	-	-	-	-	-	-	-
Other non-cash charges	260	308	252	250	-	-	-	-	3,930	11,422	-
Cash provided by (used in) changes in assets and liabilities	4,379	702	6,712	15,966	13,608	6,752	(2,030)	(6,948)	(14,801)	(13,548)	(25,273)
Net cash provided by operating activities	$ 21,501	$ 28,714	$ 31,794	$ 51,682	$ 58,318	$ 64,798	$ 77,786	$ 88,626	$ 76,091	$ 128,447	$ 96,313

(In thousands)	FY00	FY01	FY02	FY03	FY04	FY05	FY06	FY07	FY08	FY09	FY10
Operating income	$ 105,461	$ 106,728	$ 124,938	$ 156,336	$ 168,544	$ 202,454	$ 271,142	$ 341,497	$ 476,824	$ 524,888	$ 399,598
Add:											
Depreciation & amortization	85,262	82,796	71,757	79,279	87,447	111,078	127,542	147,343	189,775	220,795	234,949
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	-	-	-	23,435
Multi-employer pension plan withdrawal charges	-	-	-	-	-	-	-	-	-	-	6,650
Adjusted EBITDA	190,723	189,524	196,695	235,615	255,991	313,532	398,684	488,840	666,599	745,683	664,632
(Uses)/sources of cash excluded from adjusted EBITDA, included in cash from operations:											
Interest expense, net	(56,879)	(59,550)	(46,775)	(46,374)	(42,357)	(51,245)	(54,145)	(60,180)	(89,485)	(84,395)	(63,310)
Discount on securitization of receivables	-	(1,303)	(4,846)	(3,326)	(3,264)	(4,711)	(9,371)	(13,630)	(17,031)	(10,738)	(5,651)
Current income taxes	(16,902)	(13,402)	4,546	(33,174)	(24,623)	(22,622)	(30,718)	(47,972)	(69,459)	(64,985)	(51,634)
Other income (expense)	18,625	1,324	5,987	2,132	1,472	1,129	2,411	1,556	1,454	(382)	1,332
Equity in earnings of Elkem joint venture	-	-	-	-	-	-	-	-	-	-	-
(Gains)/losses on divestitures	(17,712)	(1,173)	(5,548)	241	-	(360)	1,900	-	-	-	-
(Gain)/losses on sale of PP&E	(915)	502	405	(257)	(837)	(321)	(1,330)	39	714	(964)	3,014
Stock-based compensation expense	-	-	-	-	-	-	-	15,445	16,629	20,635	22,868
Income/(loss) on discontinued operations	(335)	(400)	(3,529)	(1,776)	(457)	464	(1,424)	-	-	-	-
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	-	-	-	(23,435)
Multi-employer pension plan withdrawal charges	-	-	-	-	-	-	-	-	-	-	(6,650)
Other non-cash charges	458	2,281	1,068	-	-	-	-	-	-	-	-
Cash provided by (used in) changes in assets and liabilities	(22,686)	78,329	95,691	33,931	17,865	(23,456)	42,038	(57,755)	41,505	(22,067)	58,881
Net cash provided by operating activities	$ 94,377	$ 196,132	$ 243,694	$ 187,012	$ 203,790	$ 212,410	$ 348,046	$ 326,343	$ 550,926	$ 582,787	$ 600,047

The Company believes adjusted EBITDA provides investors meaningful insight into the Company's ability to generate cash from operations to support required working capital, capital expenditures and financial obligations. Non-GAAP metrics should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted EBITDA metric may be different from adjusted EBITDA metrics provided by other companies. Certain reclassifications have been made to prior period financial statements to conform to the current presentation.